                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material under Rule 14a-12

                                 ViroLogic, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2.      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

4.      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5.      Total fee paid:

--------------------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.      Amount Previously Paid:

--------------------------------------------------------------------------------

7.      Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

8.      Filing Party:

--------------------------------------------------------------------------------

9.      Date Filed:

--------------------------------------------------------------------------------

                                VIROLOGIC, INC.
                             270 East Grand Avenue
                     South San Francisco, California 94080

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 24, 2001

TO THE STOCKHOLDERS OF VIROLOGIC, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VIROLOGIC, INC., a Delaware corporation (the "Company"), will be held on Thursday, May 24, 2001 at 10:00 a.m. local time at 345 Oyster Point Boulevard, South San Francisco, California 94080 for the following purposes:

1. To elect 2 Class 1 directors to hold office until the 2004 Annual Meeting of Stockholders.

2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 12, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Frederick T. Muto
                                          Frederick T. Muto
                                          Secretary

South San Francisco, California
April 24, 2001

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                VIROLOGIC, INC.
                             270 East Grand Avenue
                     South San Francisco, California 94080

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  May 24, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of ViroLogic, Inc., a Delaware corporation ("ViroLogic" or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 24, 2001, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 345 Oyster Point Boulevard, South San Francisco, California 94080. The Company intends to mail this proxy statement and accompanying proxy card on or about April 24, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders of common stock of the Company ("Common Stock"). Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on April 12, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 12, 2001 the Company had outstanding and entitled to vote 19,874,343 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 270 East Grand Avenue, South San Francisco, California 94080, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 25, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business on March 25, 2002 nor earlier than the close of business on February 23, 2002.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

NOMINEES

     The names of the nominees and certain information about them are set forth below:

     The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes. Each of the classes has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of 5 members. There are 2 directors in the class whose term of office expires in 2001 ("Class 1"). Each of the nominees for election to Class 1 is currently a director of the Company who was previously appointed as a director by the Board. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the 2 nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

WILLIAM JENKINS

     William Jenkins, MD, age 53, has served on the Company's Board of Directors since September 2000. Dr. Jenkins has been a consultant and advisor to pharmaceutical companies and investment and venture capital firms in the health sector since 1999. From 1997 to 1999, he served as Head of Clinical Development and Regulatory Affairs for Ciba-Geigy, and later for post-merger Novartis Pharma AG. Prior to that, Dr. Jenkins was head of worldwide clinical research at Glaxo and a Deputy Head in the U.K. Drug Regulatory Agency. Dr. Jenkins is a member of the Board of Directors of Tanox, Inc., BioNebraska, Inc., and Eurand Pharmaceutical Holdings B.V. Dr. Jenkins received his MD from Cambridge University and has a specialist accreditation in internal medicine and gastroentorology.

WILLIAM D. YOUNG

     William D. Young, age 56, has served as the Company's Chief Executive Officer since November 1999 and has served as the Chairman of the Board since May 1999. From March 1997 to October 1999, Mr. Young was Chief Operating Officer at Genentech, Inc., a biotechnology company. As COO at Genentech, Mr. Young was responsible for all of the company's development, operations and commercial functions. Mr. Young joined Genentech in 1980 as Director of Manufacturing and Process Sciences and held various positions prior to becoming COO. Prior to joining Genentech, Mr. Young was employed by Eli Lilly and Company for 14 years. Mr. Young is a member of the Board of Directors of IDEC Pharmaceuticals, Inc., VaxGen, Inc. and Enchira, Inc. He received his BS in chemical engineering from Purdue University and his MBA from Indiana University.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

CRISTINA H. KEPNER

     Cristina H. Kepner, age 54, has served on the Company's Board of Directors since May 1996. Ms. Kepner is Advisor at Invemed Associates LLC, an investment banking firm. From 1978 to February 2001, Ms. Kepner was a Director, Executive Vice President and Corporate Finance Director at Invemed Associates LLC. Ms. Kepner serves on the Board of Directors of Quipp, Inc. and Cepheid.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

ANDERS HOVE, M.D.

     Anders Hove, MD, age 35, has served on the Company's Board of Directors since August 1998. Dr. Hove has been a member of the Bellevue Group in Zurich, Switzerland since 1996, which focuses on investing in public and private biotechnology companies in the United States and in Europe. From 1992 to 1996, Dr. Hove held various corporate positions in clinical development and marketing at Ciba-Geigy Pharmaceuticals Division, Basel, Switzerland. Dr. Hove is also a director of The Medicines Company.

DAVID H. PERSING, M.D., PH.D.

     David H. Persing, MD, Ph.D, age 45, has served on the Company's Board of Directors since December 2000. Since August 1999, Dr. Persing has been the Vice President of Diagnostics Development at Corixa Corporation, a research and development-based biotechnology company and has been the Medical Director of the Infectious Disease Research Institute, a non-profit organization with principal support from the Bill and Melinda Gates Foundation. From January 1995 to August 1999, Dr. Persing was Director of the Molecular Microbiology Laboratory at the Mayo Clinic and an associate professor at the Mayo Medical School.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2000, the Board of Directors held 10 meetings and acted by unanimous written consent 1 time. The Board has an Audit Committee, a Compensation Committee and Nominating Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of 3 outside directors: Cristina H. Kepner (Chair), Anders Hove and William Jenkins. It met 2 times during the fiscal year ended December 31, 2000. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of 3 outside directors: William Jenkins (Chair), Cristina H. Kepner and David H. Persing. It met 2 times during the fiscal year ended December 31, 2000. The Company also has a Non-Officer Stock Option Committee, which may award stock options to employees who are not officers in amounts up to 30,000 shares per year.

     The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is composed of two directors: Cristina H. Kepner (Chair) and Anders Hove. The Nominating Committee was formed in 2001 and held no meetings in the fiscal year ended December 31, 2000.

     During the fiscal year ended December 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

     The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors, which is included as Appendix A to this Proxy Statement. The members of the Committee are Cristina H. Kepner (Chair), Anders Hove and William Jenkins.

     Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants, Ernst & Young LLP, are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes. The Committee also recommends to the Board of Directors the selection of the Company's independent accountants.

     The Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent accountants. The Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants the firm's independence.

     Based on the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

    The Audit Committee of the Board of Directors of ViroLogic, Inc.:

     Cristina H. Kepner (Chair)
     Anders Hove
     William Jenkins

---------------

* The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     AUDIT FEES. During the fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements were $0.1 million.

     AUDIT RELATED FEES. During the fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for audit related fees primarily related to the Company's initial public offering in May 2000 were $0.3 million.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended December 31, 2000, there were no fees billed by Ernst & Young LLP for information technology consulting.

     ALL OTHER FEES. During fiscal year ended December 31, 2000, there were no fees billed by Ernst & Young LLP for professional services other than audit and audit related fees.

     The Audit Committee has determined the rendering of the information technology consulting services and all other non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 15, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

     Beneficial ownership is determined according to the rules of the Securities and Exchange Commission, and generally means that a person has beneficial ownership of a security and warrants if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable or exercisable within 60 days of March 15, 2001. Some of the information with respect to beneficial ownership has been furnished to the Company by each director, officer or 5% or more stockholder, as the case may be. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on the information each of them has given to the Company, have sole investment and voting power with respect to their shares, except where community property laws may apply.

     This table lists applicable percentage ownership based on 19,874,343 shares of Common Stock outstanding as of March 15, 2001. Options and warrants to purchase shares of the Company's Common Stock that are exercisable within 60 days of March 15, 2001, are deemed to be beneficially owned by the persons holding these options and warrants for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage. Shares underlying options and warrants that are deemed beneficially owned are listed in this table separately in the column labeled "Shares Subject to Options and Warrants." These shares are included in the number of shares listed in the column labeled "Total Number."

                                                                   SHARES BENEFICIALLY OWNED(1)
                                                              --------------------------------------
                                                                            SHARES
                                                                          SUBJECT TO      PERCENT
                                                                TOTAL     OPTIONS AND   BENEFICIALLY
                  NAME OF BENEFICIAL OWNER                     NUMBER      WARRANTS        OWNED
                  ------------------------                    ---------   -----------   ------------
Anders Hove(2)..............................................  3,814,152     209,148         19.2%
     Biotech Growth S.A.
Zesiger Capital Group(3)....................................  3,438,697          --         17.3%
Daniel Capon................................................  1,161,760          --          5.8%
Martin H. Goldstein(5)......................................    461,324       9,074          2.3%
Cristina H. Kepner(4).......................................    370,380      68,888          1.9%
     Invemed Associates, LLC
William D. Young............................................    328,358     170,000          1.7%
Nicholas S. Hellmann........................................     85,037       8,495            *
Robin M. Toft...............................................     44,049      19,426            *
Frank Barker................................................     20,531      19,270            *
William Jenkins.............................................      7,360       7,360            *
David H. Persing............................................      5,971       5,971            *
All directors and executive officers as a group (14
  persons)(6)...............................................  9,873,192     550,551         49.7%

------------------------------------
 *   Represents beneficial ownership of less than 1%.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated, the address of each person in this table is c/o ViroLogic, Inc., 270 East Grand Avenue, South San Francisco, California 94080.

(2) Includes 3,605,004 shares held by Biotech Growth S.A., a fully-owned subsidiary of BB Biotech A.G., and 199,705 shares that Biotech Growth S.A. may acquire on or before May 14, 2001, by exercising warrants that it holds. Dr. Hove shares voting and investment power over these shares and warrants. Dr. Hove disclaims beneficial ownership of these shares and warrants, except to the extent of his pecuniary interest herein. Dr. Hove's business address is c/o Bellevue Research, One Cambridge Center, 9th Floor, Cambridge, MA 02142.

(3) These shares are held by entities for whom Zesiger Capital Group acts as an investment advisor. The largest of these entities is the State of Oregon Public Employee Retirement system which owns 939,375 shares, representing approximately 4.7% of the total number of shares outstanding. Of the total number of shares beneficially held, Zesiger Capital Group has sole voting power over 2,348,375 shares. Zesiger Capital Group disclaims beneficial ownership of all 3,438,697 shares. The business address for Zesiger Capital Group is 320 Park Avenue, New York, NY 10022.

(4) Includes 267,060 shares held by Invemed Associates, LLC. Ms. Kepner disclaims beneficial ownership of these shares. Ms. Kepner's business address is c/o Invemed Associates, 375 Park Avenue, Suite 2205, New York, NY 10152.

(5) Includes 50,000 shares held in trust by Mr. Goldstein for his children. Mr. Goldstein disclaims beneficial ownership of these shares. Mr. Goldstein resigned from the Company as President and a director effective as of March 1, 2001.

(6)  Includes:

        -  shares listed in footnotes 2 through 5.

        - 135,573 shares beneficially owned by three executive officers not listed separately in the table above as of March 15, 2001; and 32,919 shares which may be acquired by two of the executive officers on or before May 14, 2001, by exercising vested stock options they hold.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that 1 report, covering 1 transaction, was filed late by each of Dr. Jenkins and Ms. Wray. Dr. Jenkins was unable due to travel to complete his initial filing on Form 3 within the time period allowed, and as a result his filing was late. Ms. Wray became aware of her reporting obligation related to the purchase of directed shares in connection with the initial public offering of the Company only after her filing was already late; and she filed promptly after becoming aware of her obligation.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Effective September 2000, each non-employee director of the Company is eligible to receive a per meeting fee for each meeting he or she attends of $1,000 plus $500 for each committee meeting attended in person or telephonically by committee members. In the fiscal year ended December 31, 2000, the total compensation paid to non-employee directors was $4,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     All directors of the Company are eligible to participate in the Company's 2000 Equity Incentive Plan. In June 2000, the Board adopted a policy pursuant to which it may grant stock options to its non-employee directors on an annual basis. During 2000, the Company granted 5 of the Company's non-employee directors options to purchase up to an aggregate of 125,000 shares of the Company's Common Stock. These options vest monthly over three years, and pursuant to their terms the vesting will accelerate and all shares subject to the options will become immediately exercisable in the event of a change in control of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ended December 31, 1999 and 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                       ----------------------------------------   ----------------------
                                                                    OTHER           AWARDS SECURITIES
                                       SALARY      BONUS            ANNUAL              UNDERLYING
NAME AND PRINCIPAL POSITION  YEAR(1)     ($)        ($)        COMPENSATION($)       OPTIONS/SARS(#)
---------------------------  -------   -------    -------      ----------------   ----------------------
William D. Young              2000     300,000     60,000(2)
     Chief Executive
     Officer                  1999      51,868    915,000(3)                             650,000(4)
Frank Barker                  2000     170,000     35,000           18,566(5)
     Vice President,          1999      23,692                      98,268(9)
     Information Technology
     and Chief Information
     Officer
Martin H. Goldstein           2000     260,267
     President and            1999     258,310                                            13,612(7)
     Director(6)
Nicholas S. Hellmann, MD      2000     190,027     35,000
     Vice President,
     Clinical                 1999     182,676     45,000
     Research
Ms. Robin M. Toft             2000     168,023     30,000           16,500(5)
     Vice President, Sales    1999     158,339                      48,084(8)
     and Marketing

------------------------------------
(1) As permitted by the rules promulgated by the SEC, no amounts are shown for 1998.

(2) Consists of a bonus earned in 2000 that has not yet been paid. Mr. Young has agreed to deferred payment thereof.

(3) Consists of a stock bonus granted to Mr. Young prior to his employment with us in consideration of his service as the Company's Chairman of the Board. At the time of grant, these shares had an aggregate fair value of $555,000. Also, includes bonus of $360,000. For a more detailed discussion of this grant and bonus, see "Employment and Severance Agreements -- William D. Young."

(4) For a detailed description of these option grants, see "-- Employment and Severance Agreements -- William D. Young."

(5) Consists of a housing allowance.

(6) Martin Goldstein resigned from the Company as President and a director effective as of March 1, 2001.

(7) This option grant is intended to be an incentive stock option. The shares underlying this option vest monthly over 48 months beginning on April 30, 1999. The exercise price of the shares subject to this option is $5.40 per share.

(8) Consists of a housing allowance of $20,074 and forgiveness of $28,010 owed to us by Ms. Toft.

(9) Consists of a housing allowance and relocation costs.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 2000 Equity Incentive Plan. As of March 15, 2001, options to purchase a total of 1,924,255 shares were outstanding under the 2000 Equity Incentive Plan and options to purchase 1,836,455 shares remained available for grant thereunder.

     The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock options granted to Named Executive Officers during 2000:

                                           PERCENTAGE                               POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF      OF TOTAL                                   ASSUMED ANNUAL RATES OF
                             SECURITIES     OPTIONS                                    STOCK PRICE APPRECIATION
                             UNDERLYING    GRANTED TO    EXERCISE                          FOR OPTION TERM
                              OPTIONS      EMPLOYEES     PRICE PER    EXPIRATION    ------------------------------
           NAME               GRANTED     IN YEAR 2000     SHARE         DATE            5%               10%
---------------------------  ----------   ------------   ---------    ----------    ------------      ------------
Martin H. Goldstein(1).....    10,209         2.27%        $3.70        2/8/10        $ 78,632          $147,583
Frank Barker...............     5,000         1.11%        $3.70        2/8/10        $ 38,511          $ 72,281
Nicholas S. Hellmann.......    27,187         6.05%        $3.70        2/8/10        $209,401          $393,021
Robin M. Toft..............    17,500         3.90%        $3.70        2/8/10        $134,790          $252,983

------------------------------------
(1) Martin Goldstein resigned from the Company as President and a director effective as of March 1, 2001.

     Except where noted, the figures in the table above represent options granted under the 2000 Equity Incentive Plan. For each option shown, one forty-eighth of the underlying shares vest each month beginning on March 8, 2000. We granted options to purchase 636,141 shares of the Company's Common Stock in 2000. The percentage of total options in the table above was calculated based on options to purchase an aggregate of 449,141 shares of the Company's Common Stock granted to the Company's employees in 2000. All options were granted at an exercise price equal to the fair value of the Common Stock on the date of grant as determined by the Company's Board of Directors.

     The exercise price of the options listed in the table above is equal to the fair value of the Company's Common Stock on the date of grant, as determined by the Board of Directors on that date. Because at the time of grant there was no public market for the Company's Common Stock, in determining the fair value, the Board of Directors considered a number of factors, including the following:

     - the available cash and financial condition of the Company and the Company's difficulty raising capital in 2000

     - the share price in the Company's most recent round of preferred stock financing

     - the material differences between the rights, preferences and privileges of the most-recently issued series of preferred stock and the rights of the Common Stock

     - the stage of development of the Company

     - the valuations of other companies in the Company's industry at similar stages of development

     - other factors that the Board of Directors deemed relevant

     In view of the variety of factors considered by the Board in determining the fair market value of the Company's Common Stock on any given date, the Board does not believe it is practicable to quantify or otherwise assign relative weight to the specific factors considered in determining fair market value.

     The potential realizable value represents amounts, net of exercise price before taxes, that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming appreciation of 5% and 10% over the ten year option term. The 5% and 10% are calculated based on rules promulgated by the Securities and Exchange Commission, an assumed fair market value at the date of grant of $7.00 (which was the Company's initial public offering price), and the exercise price of $3.70 per share, and do not reflect the Company's estimate of future stock price growth. The closing price of one share of Common Stock of the Company as of March 15, 2001 was $1.4375, which if used as the basis for calculating the appreciation of 5% and 10%, would yield values significantly lower than the potential realizable value set forth in the table. The actual value realized may be greater or less than the potential realizable value set forth in the table.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR
                                     VALUES

     The following table sets forth information concerning option exercises during 2000 by, and the number and value of exercisable and unexercisable options held by, each of the Named Executive Officers as of December 31, 2000. The value of unexercised in-the-money options at December 31, 2000 represents an amount equal to the difference between the closing price of the Company's Common Stock on December 29, 2000 of $9.125 per share and the option exercise price, multiplied by the number of unexercised in-the-money options. An option is in-the-money if the fair value of the underlying shares exceeds the exercise price of the options. The value realized upon exercise represents the difference between the price of the Company's Common Stock on the date of exercise and the exercise price of the option, multiplied by the number of shares exercised.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                               OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                SHARES                      DECEMBER 31, 2000             DECEMBER 31, 2000
                               ACQUIRED      VALUE     ---------------------------   ---------------------------
            NAME              ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------  -----------   --------   -----------   -------------   -----------   -------------
William D. Young(1).........                             566,250        96,250       $3,374,881      $561,931
Frank Barker................                              13,541        41,459       $   81,043      $245,332
Martin H. Goldstein(2)......                               8,081        15,740       $   33,716      $ 72,373
Nicholas S. Hellmann........                                 976        26,211       $    5,295      $142,195
Robin M. Toft...............    22,500      $195,750       9,791        47,709       $   58,012      $273,926

     (1) As of December 31, 2000, 500,000 of the shares subject to options held by William D. Young would, if exercised, be subject to a repurchase right in the Company's favor that lapses over time as described in "-- Employment and Severance Agreements -- William D. Young."

     (2) Martin Goldstein resigned from the Company as President and a director effective as of March 1, 2001.

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

William D. Young

     We have an agreement with William D. Young governing his employment as the Company's Chief Executive Officer. Our employment agreement provides for a base salary of $300,000 per year, plus a yearly incentive bonus as part of the Company's bonus program based on objectives established by the Board of Directors after consultation with Mr. Young, plus a yearly special bonus of between $50,000 and $100,000, grossed up for tax purposes. In addition, the agreement contains a non-solicitation agreement.

     As required by the agreement, prior to the commencement of Mr. Young's employment, we also granted him a stock bonus award of 150,000 fully vested shares of the Company's Common Stock, in consideration of his past service as the Company's Chairman of the Board prior to becoming the Company's chief executive officer. The agreement also provides for the following:

     - a cash bonus in the gross amount of $180,000, granted on January 15, 2000, and an additional cash bonus in the gross amount of $180,000, granted on April 15, 2000

     - an incentive stock option under the Company's 2000 Equity Incentive Plan covering 150,000 shares of the Company's Common Stock, providing for vesting as to 30,000 shares on December 31, 1999 and as to an additional 2,500 shares at the end of each month thereafter

     - a non-statutory stock option, granted outside of the Company's 2000 Equity Incentive Plan, covering 250,000 shares of the Company's Common Stock, providing for vesting as to 25% after the first year of employment and the remaining 75% in equal installments over the next three years. This option may be exercised prior to vesting, but unvested portions acquired will be subject to a repurchase right by us that will expire gradually consistent with the vesting schedule

     - a non-statutory stock option, granted outside of the Company's 2000 Equity Incentive Plan, covering 250,000 shares of the Company's Common Stock. This option vests 100% after the five years of employment, unless either one of the following occurs before that date:

       - a merger or acquisition where the per share valuation of the Company's Common Stock is imputed to be more than $18.50, in which case 125,000 shares shall immediately vest

       - the Company's product revenue for any fiscal year exceeds $20.0 million, in which case 125,000 shares shall immediately vest

          This option may also be exercised prior to vesting, subject to the Company's repurchase right.

     Any of these options may be exercised by delivery of a promissory note, and each of the options immediately becomes fully vested if, within one year of a change in the Company's control or liquidation, Mr. Young is terminated without cause or resigns for good reason.

     Our agreement with Mr. Young specifies that Mr. Young's employment is at-will. If we terminate his employment for any reason other than for cause, however, or if his employment is terminated as a result of death or permanent disability, we have also agreed to continue to pay him, or his estate, his base salary, at the level in effect at the time of termination, for an additional 12 months. Also, we have agreed that in any of these events the vesting of his options shall accelerate, either for an additional 12 months or, after he has been employed for more than two years, in full.

Martin H. Goldstein

     Until March 1, 2001, Martin H. Goldstein served as the Company's President. Pursuant to our agreement with Mr. Goldstein, upon termination of his employment, we paid him as severance an amount equal to six months of his base salary.

Executive Severance Agreements

     In November 2000, we entered into severance agreements with Christos Petropolous, Nicholas Hellmann, Patricia Wray, Frank Barker and Robin Toft. In January 2001 we entered into a severance agreement with Karen Wilson. These severance agreements provide that if the executive is terminated without cause or constructively terminated within three months prior to or twenty-four months after a change in control then the executive will receive a one time cash severance payment equal to twelve months of the executive's base salary plus an amount equal to the bonus that the executive received for the prior year.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION*

     The Compensation Committee of the Board of Directors is composed of three non-employee directors. The Committee is responsible for setting and administering the policies governing annual executive salaries, bonuses (if any) and stock ownership programs. The Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer ("CEO"), and the other executive officers of the Company based upon a mix of achievement of corporate goals, individual performance and comparisons with other biotechnology companies. The CEO is not present during the discussion of his compensation.

     The policies of the Committee with respect to executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, bonus and stock options, with a bias toward stock options to emphasize the link between executive incentives and the creation of shareholder value as measured by the equity markets.

     The Committee determines the salaries for executive officers based upon a review of salary surveys of other biotechnology companies. The Company contracts with an independent organization to conduct a survey of peer companies based on industry, size, and geographic location. The survey includes data on executive base pay compensation, incentive or bonus pay and stock option grants. The data is then cross referenced with a second independent compensation survey of biotechnology companies of equivalent size to the Company. The Committee reviews the data on an annual basis and makes recommendations based on this market data and the executive contribution toward the achievement of Company goals. When compared to both survey data points, the Company's officers are paid at the lower end of the base salary range for commensurate positions.

     In awarding stock options, the Committee considers performance and contribution to the Company's corporate goals, officer retention, the number of unvested stock options and the total number of stock options to be awarded. The 2000 corporate goals were approved by the Committee and related to: achievement of certain revenue targets; the smooth transfer of technology to a new facility; submission of key publications; successful installation and implementation of enterprise resource planning and laboratory information systems; and further milestones related to the development of the product pipeline to reinforce the future worth of the Company. The Committee considered the most important objective the achievement of certain revenue targets, with the remaining objectives valued equally. The Committee also reviews a stock option analysis conducted by a third party using a "present value of expected gain" model comparing the Company's stock options to stock options of peer companies. The peer companies are selected as described above. In keeping with the above mentioned compensation philosophy, and the desire to link incentive pay more directly with the overall success of the Company, the executives' stock option grants are slightly better than average when compared to survey data.

     Based on the previously mentioned surveys, bonuses are set at a competitive rate with other biotechnology companies. However, payment of bonuses is also expressly related to the attainment of the 2000 corporate goals, as described above. Among other things, these goals determine whether a bonus will be paid to all employees and the amount of funding available for the bonus pool. The corporate performance goals for bonuses selected by the Committee seek to balance the desire for immediate earnings and the longer term goal

---------------

* The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

of enhancing shareholder value. The Committee reviewed the corporate performance goals for bonuses and determined the majority of the 2000 corporate goals had been achieved. The Committee approved a bonus for executive officers and employees, which was prorated according to only those goals which were achieved as well as a subjective evaluation of the individual's performance toward achieving the goals.

     The Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus and stock option awards for the CEO. The CEO's salary is determined based on comparisons with companies as described above. In awarding stock options, the Committee considers the CEO's performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted. The CEO's bonus is dependent on the Company achieving the corporate goals outlined above and the Committee's evaluation of the CEO's performance. In determining the CEO's total compensation the Committee evaluates market data for similar positions and considers overall performance. Compared to other biotechnology companies surveyed, the CEO's stock options are in the mid range and his salary and bonus are in the low range. This allocation is in line with attempting to reward more heavily with stock options than with base salary and bonus.

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

     The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

     The Compensation Committee of the Board of Directors of ViroLogic, Inc.:

     William Jenkins (Chair)
     David Persing, MD
     Cristina H. Kepner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 2000, the following individuals served as a member of the Compensation Committee: Richard Beleson, Anders Hove, William Jenkins, Cristina H. Kepner, David H. Persing and Albert Zesiger. During that fiscal year, none of the Company's executive officers served as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on the Company's Board of Directors or Compensation Committee.

     During the fiscal year 2000, the Company sold shares of the Company's Series C preferred stock for a price per share of $3.70 to the following persons or entities in the following amounts, on an as converted basis: Cristina H. Kepner, 127,500 shares, which includes 15,000 shares purchased in Ms. Kepner's name and 112,500 shares held in the name of Invemed Associates, LLC; Biotech Growth, S.A., 675,675 shares (Dr. Hove shares voting and investment power over these shares); and Albert L. Zesiger, 864,098 shares, which includes 62,500 shares purchased in Mr. Zesiger's name and 801,598 shares held by entities for whom Zesiger Capital Group acts as an investment advisor (Mr. Zesiger is no longer a member of the Board of Directors). For more detail on shares held by these purchasers see "Certain Transactions".

PERFORMANCE MEASUREMENT COMPARISON*

     The following graph shows the total stockholder return of an investment of $100 in cash on May 2, 2000 for (i) the Company's Common Stock, (ii) the NASDAQ Stock Market (U.S.) Index and (iii) the NASDAQ Biotechnology Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

                 COMPARISON OF 8 MONTH CUMULATIVE TOTAL RETURN*
            AMONG VIROLOGIC, INC., NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE NASDAQ BIOTECHNOLOGY INDEX

(PERFORMANCE GRAPH)

                                                                                  NASDAQ STOCK                   NASDAQ
                                                     VIROLOGIC, INC.              MARKET (U.S.)               BIOTECHNOLOGY
                                                     ---------------              -------------               -------------
5/2/00                                                      100                         100                         100
12/31/00                                                 130.36                       63.68                      113.82

---------------

* The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

                              CERTAIN TRANSACTIONS

     The following is a description of transactions since January 1, 2000 to which we have been a party, in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of the Company's capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under "Executive Compensation."

     Since January 1, 2000, the following persons or entities purchased securities in the amounts set forth, on an as-converted to common basis, in the chart below. We sold shares of the Company's Series C preferred stock at various times until February 2000.

                                                              SERIES C
                        PURCHASER(1)                          FINANCING
                        ------------                          ---------
DIRECTORS AND PRINCIPAL STOCKHOLDERS
Richard M. Beleson(2).......................................        --
  Capital Management Services, Inc.
Cristina H. Kepner..........................................   127,500
  Invemed Associates, LLC
Anders Hove.................................................   675,675
  Biotech Growth S.A.
Albert L. Zesiger(2)........................................   864,098
  Zesiger Capital Group
Daniel Capon................................................   892,920
EXECUTIVE OFFICERS
William D. Young............................................        --
Martin H. Goldstein(3)......................................    50,000
OTHER TRANSACTION INFORMATION
Price per share.............................................  $   3.70

------------------------------------
(1) See "Principal Stockholders" for more detail on shares held by these purchasers.

(2) Messrs. Beleson and Zesiger are no longer members of the Company's Board of Directors, but were members of the Company's Board of Directors at the time of the transactions indicated.

(3) Martin Goldstein resigned from the Company as President and a director effective as of March 1, 2001.

     We entered into an Amended and Restated Investor Rights Agreement with each of the purchasers of the Company's preferred stock pursuant to which these and other stockholders have registration rights with respect to their shares of Common Stock issued upon conversion of their preferred stock.

     We have entered into indemnification agreements with the Company's directors and executive officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. We also intend to enter into these agreements with the Company's future directors and executive officers.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Frederick T. Muto
                                          Frederick T. Muto
                                          Secretary
April 24, 2001

                                   APPENDIX A

          AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF VIROLOGIC, INC.
                          AMENDED AND RESTATED CHARTER

I.      PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by ViroLogic, Inc. (the "Corporation") to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

- Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

- Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

- Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III. of this Charter.

II.      COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.      RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

      1. Review and update this Charter periodically, at least annually, as conditions dictate.

      2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

      3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

      4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

      5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships (including, without limitation, provision of services) the accountants have with the Corporation to determine the accountants' independence, and obtain a written statement from the accountants (to the Corporation, the Board or the Committee) delineating all such relationships between the accountants and the Corporation.

      6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

      7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

FINANCIAL REPORTING PROCESSES

      8. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

      9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

PROCESS IMPROVEMENT

     11. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

     12. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

ETHICAL AND LEGAL COMPLIANCE

     13. Review activities, organizational structure, and qualifications of the internal audit department.

     14. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

     15. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                                --------------------------------
                                                WHEN PROXY IS OKAYED PLEASE SIGN
                                                          & DATE IT ABOVE



                        PLEASE DATE, SIGN AND MAIL YOUR
            PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                                VIROLOGIC, INC.


                                  MAY 24, 2001




                Please Detach and Mail in the Envelope Provided

        Please mark your
A  [X]  votes as in this
        example.

           MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR
                        LISTED BELOW AND FOR PROPOSAL 2.



                                                             WITHHOLD
                                   FOR all nominees          AUTHORITY
                                    listed at right       to vote for all
                                (except as marked to      nominees listed
                                   the contrary)             at right.

                                         [ ]                    [ ]
PROPOSAL 1:
    To elect two
    (2) directors to
    hold office until
    the 2004 Annual Meeting of Stockholders
    and until their successors are elected.

To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

___________________________________


NOMINEES:    William Jenkins
             William D. Young



                                                  FOR       AGAINST     ABSTAIN

                                                  [ ]         [ ]          [ ]

PROPOSAL 2:  To ratify selection of Ernst & Young
             LLP as independent auditors of the
             Company for its fiscal year ending
             December 31, 2001.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.





Signature(s)_______________________    _______________________ Dated:________

NOTE: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                                                --------------------------------
                                                WHEN PROXY IS OKAYED PLEASE SIGN
                                                         & DATE IT ABOVE



                                VIROLOGIC, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2001


The undersigned hereby appoints William D. Young and Karen J. Wilson, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of ViroLogic, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices located at 345 Oyster Point Boulevard, South San Francisco, California 94080, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

           (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)